UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 13, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas	75063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

The registrant is filing this amendment to its Form 8-K filed on October 13, 2011 to add Item 2.06 to report that a material charge for impairment to its oil and gas assets is required under generally accepted accounting principles applicable to it.

Item 2.02                                           Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is a press release issued by Cano Petroleum, Inc. (“Cano”) on October 13, 2011 announcing that it is unable to file its annual report on Form 10-K for the year ended June 30, 2011 within the 15 day extended period afforded to it pursuant to the Notification of Late Filing on Form 12b-25 that Cano filed with the Securities and Exchange Commission on September 29, 2011 (the “Press Release”).  The Press Release includes a summary of Cano’s estimated results of operations.  The Press Release is incorporated by reference into this Item 2.02, and the foregoing description of the Press Release is qualified in its entirety by reference to Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor is it incorporated by reference into any filing of Cano under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 2.06                                           Material Impairments.

At a meeting of the Audit Committee of the Board of Directors of Cano (the “Audit Committee”) held on September 29, 2011 in connection with the preparation, review and audit of Cano’s financial statements required to be included in its annual report on Form 10-K for the year ended June 30, 2011, the Audit Committee concluded that a material charge for impairment to Cano’s oil and gas assets was required under generally accepted accounting principles applicable to Cano, initially estimated to be $172.4 million.

It has been subsequently determined that Cano must record an impairment of $172.9 million related to reductions in estimated proved undeveloped reserves and estimated proved developed non-producing reserves in accordance with the SEC’s final rule, Modernization of Oil and Gas Reporting, issued in December 2008 and effective for annual reports on Form 10-K for years ending on or after December 31, 2009, which amended Rule 4-10 of Regulation S-X (the “Final Rule”).  Among other things, guidance for the Final Rule for the reporting of estimated proved undeveloped reserves requires that a company must have adopted a development plan and have made a final investment decision for their development.  The mere intent to develop is not sufficient for reporting estimated proved undeveloped reserves.  For all estimated reserves, the Final Rule requires that there must exist, or there must be a reasonable expectation that there will exist, the financing required to implement the development projects.  The capital requirement for development of the estimated proved undeveloped and proved developed non-producing reserves previously reported by Cano as of June 30, 2010, was estimated to be approximately $303.5 million, and approximately $7.0 million, respectively.  Due to Cano’s current financial constraints, including continued losses, defaults under our loan agreements and our Series D Convertible Preferred Stock, no available borrowing capacity, constrained cash flow, negative working capital, and limited to no other capital availability, there is not a reasonable expectation that Cano can obtain the financing required to implement these projects within a reasonable time, even though Cano believes that these projects, in and of themselves, remain technically feasible and economically attractive.  Therefore, Cano must record the aforementioned impairment to its oil and gas assets.  Cano does not envision that the impairment charge will result in future cash expenditures.

Item 7.01                                           Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is the Press Release.  The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by reference to Exhibit 99.1.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor is it incorporated by reference into any filing of Cano under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibit is furnished with this Form 8-K.

99.1                        October 13, 2011 Press Release by Cano Petroleum, Inc. regarding delayed filing of 2011 annual report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: October 20, 2011
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	October 13, 2011 Press Release by Cano Petroleum, Inc. regarding delayed filing of 2011 annual report